RE/MAX Holdings Reports Second Quarter 2017 Results

DENVER, Aug. 3, 2017 /PRNewswire/ --

Second Quarter 2017 Highlights
(Compared to second quarter 2016 unless otherwise noted)

  Total agent count grew by 5.7% to 116,270 agents
  U.S. and Canada combined agent count increased 2.8% to 84,302 agents
  Revenue increased 12.5% to $48.8 million
  Net income attributable to RE/MAX Holdings, Inc. of $7.5 million and earnings per diluted share (GAAP EPS) of $0.42
  Adjusted EBITDA1 of $29.2 million, Adjusted EBITDA margin1 of 59.7% and Adjusted earnings per diluted share (Adjusted EPS1) of $0.54
  Announced $0.18 quarterly dividend on August 2, 2017

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the quarter ended June 30, 2017.

"Execution on our core business drivers and a robust housing market drove increased agent count and double-digit revenue growth year-over-year," stated Adam Contos, Co-Chief Executive Officer. "Our ability to expand our network, reacquire independent regions, and grow Motto Mortgage provides us with multiple levers of growth."

Contos continued, "For the third year in a row, RE/MAX agents and teams named 'America's Best Real Estate Agents' outnumbered every other brand according to REAL Trends' rankings. One out of every five agents included in this year's survey is a member of our network. Our agents are incredibly dedicated to their clients and this ranking confirms that many of the industry's best are affiliated with RE/MAX."

Second Quarter 2017 Operating Results

Agent Count

The following table compares agent count as of June 30, 2017 and 2016:

	As of June 30,		Change
	2017	2016	#	%
U.S.	63,249	61,635	1,614	2.6%
Canada	21,053	20,336	717	3.5%
Subtotal	84,302	81,971	2,331	2.8%
Outside the U.S. & Canada	31,968	27,989	3,979	14.2%
Total	116,270	109,960	6,310	5.7%

Revenue

RE/MAX Holdings generated total revenue of $48.8 million for the second quarter of 2017, an increase of $5.4 million or 12.5% compared to $43.4 million in the second quarter of 2016, primarily due to contributions from the acquired independent regions, agent count growth and fee increases in the Company-owned regions.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $3.7 million or 13.3% over the second quarter of 2016 and accounted for 64.7% of revenue in the second quarter of 2017 compared to 64.3% in the prior-year period.

Operating Expenses

Total operating expenses were $26.0 million for the second quarter of 2017, an increase of $3.3 million or 14.6% compared to the second quarter of 2016. This increase was due to additional amortization expense from the acquired independent regions as well as increased selling, operating and administrative expenses, many of which related to the acquired independent regions and the initial investment in Motto.

Selling, operating and administrative expenses were $20.6 million in the second quarter of 2017, an increase of $1.8 million or 9.5% from the second quarter of 2016 and represented 42.3% of revenue compared to 43.4% in the prior-year period. Expenses increased primarily due to continued investments in Motto and higher professional fees and other expenses, including costs related to the acquired independent regions and investments to support the Company's technology infrastructure.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $7.5 million for the second quarter of 2017, an increase of $0.6 million or 8.2% from the second quarter of 2016. Net income grew primarily due to the contribution from acquired independent regions, agent count growth and fee increases in the Company-owned regions. The increase was partially offset by higher amortization expense and operating expenses, as well as a decrease in revenue from preferred marketing arrangements. Reported basic and diluted EPS attributable to RE/MAX Holdings were $0.43 and $0.42 per share, respectively, for the second quarter of 2017.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $29.2 million for the second quarter of 2017, an increase of $3.9 million or 15.3% from the second quarter of 2016. Adjusted EBITDA grew primarily due to contributions from the acquired independent regions, agent count growth and fee increases in the Company-owned regions, partially offset by investments in Motto and a decrease in revenue from preferred marketing arrangements. Adjusted EBITDA margin was 59.7% in the second quarter of 2017 compared to 58.3% in the second quarter of 2016.

Adjusted basic and diluted EPS were both $0.54 for the second quarter of 2017. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended June 30, 2017 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 58.5% for the three months ended June 30, 2017.

Balance Sheet

As of June 30, 2017, the Company had a cash balance of $70.3 million, an increase of $12.7 million from December 31, 2016. As of June 30, 2017, RE/MAX had $229.9 million of term loans outstanding, net of unamortized debt discount and issuance costs, essentially flat compared with $230.8 million as of December 31, 2016.

"We generated nearly $32 million in free cash flow during the first half of 2017, highlighting the growth and positive cash flow characteristics of our business model," said Karri Callahan, Chief Financial Officer. "Second quarter margins, while benefiting from the favorable timing of expenses, also showcased the inherent leverage in our 100%-franchised business. Certain investments initially planned for the second quarter are now anticipated to occur in the second half of the year and are reflected in our third-quarter and full-year 2017 Outlook."

Dividend

On August 2, 2017, the Company's Board of Directors approved a quarterly cash dividend of $0.18 per share. The quarterly dividend is payable on August 30, 2017, to shareholders of record at the close of business on August 16, 2017.

Outlook

The Company's third-quarter and full-year 2017 Outlook assumes no further currency movements, acquisitions or divestitures.

For the third quarter of 2017, RE/MAX Holdings expects:

  Agent count to increase 4.5% to 5.5% over third quarter 2016;
  Revenue in a range of $49.0 million to $50.5 million;
  Selling, operating and administrative expenses in a range of 46.0% to 47.5% of third quarter 2017 revenue; and
  Adjusted EBITDA margin in a range of 54.0% to 55.5% of third quarter 2017 revenue.

For the full-year 2017, RE/MAX Holdings is increasing its agent count guidance, reiterating its full-year 2017 financial guidance and expects:

  Agent count to increase 4.5% to 5.5% over 2016, up from 4.0% to 5.0%, driven by agent count growth outside the U.S. and Canada;
  Revenue in a range of $194.0 million to $197.0 million;
  Selling, operating and administrative expenses in a range of 48.0% to 49.5% of 2017 revenue; and
  Adjusted EBITDA margin in a range of 52.5% to 54.0% of 2017 revenue.

The effective U.S. GAAP tax rate attributable to RE/MAX Holdings is estimated to be between 23% and 25% in 2017.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, August 4, 2017, beginning at 8:30 a.m. Eastern Time. Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-877-201-0168
Canada & International	1-647-788-4901

Interested parties are also able to access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well. For the RE/MAX Quarterly Update Q2 2017 infographic, visit http://rem.ax/2cYFT50.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 115,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO, LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company's outlook for the third quarter and full fiscal year, including expectations regarding agent count, revenue, SO&A (Selling, operating and administrative) expenses, and Adjusted EBITDA margins for its third quarter of 2017 and full fiscal year; the Company's focus in 2017 and over the long term on successfully growing its strategic initiatives related to its acquisition of six independent regions and the launch of Motto Mortgage; as well as other statements regarding the Company's strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations that may affect the business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX and Motto Mortgage brands, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

[1]

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined elsewhere in this release.  Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

TABLE 1

RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue:
Continuing franchise fees	$23,284	$19,846	$46,249	$38,753
Annual dues	8,320	8,046	16,556	15,950
Broker fees	12,555	10,384	20,789	17,585
Franchise sales and other franchise revenue	4,660	5,128	13,454	13,921
Brokerage revenue	—	—	—	112
Total revenue	48,819	43,404	97,048	86,321
Operating expenses:
Selling, operating and administrative expenses	20,637	18,842	47,431	42,074
Depreciation and amortization	5,397	3,872	11,392	7,593
(Gain) loss on sale or disposition of assets, net	(12)	(11)	(25)	96
Total operating expenses	26,022	22,703	58,798	49,763
Operating income	22,797	20,701	38,250	36,558
Other expenses, net:
Interest expense	(2,462)	(2,091)	(4,816)	(4,372)
Interest income	25	35	50	86
Foreign currency transaction gains	39	20	16	184
Loss on early extinguishment of debt	—	—	—	(136)
Total other expenses, net	(2,398)	(2,036)	(4,750)	(4,238)
Income before provision for income taxes	20,399	18,665	33,500	32,320
Provision for income taxes	(4,762)	(4,285)	(7,792)	(7,544)
Net income	$15,637	$14,380	$25,708	$24,776
Less: net income attributable to non-controlling interest	8,108	7,419	13,266	12,875
Net income attributable to RE/MAX Holdings, Inc.	$7,529	$6,961	$12,442	$11,901

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.43	$0.39	$0.70	$0.68
Diluted	$0.42	$0.39	$0.70	$0.67
Weighted average shares of Class A common stock outstanding
Basic	17,696,842	17,636,590	17,679,936	17,610,470
Diluted	17,723,802	17,668,995	17,720,564	17,653,433
Cash dividends declared per share of Class A common stock	$0.18	$0.15	$0.36	$0.30

TABLE 2

RE/MAX Holdings, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$70,317	$57,609
Accounts and notes receivable, current portion, less allowances of $6,141 and $5,535, respectively	20,580	19,419
Income taxes receivable	2,193	—
Other current assets	2,972	4,186
Total current assets	96,062	81,214
Property and equipment, net of accumulated depreciation of $12,623 and $12,196, respectively	2,987	2,691
Franchise agreements, net	99,036	109,140
Other intangible assets, net	9,332	9,811
Goodwill	127,081	126,633
Deferred tax assets, net	102,933	105,770
Other assets, net of current portion	1,729	1,894
Total assets	$439,160	$437,153
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$344	$855
Accounts payable to affiliates	14	145
Accrued liabilities	8,034	13,268
Income taxes payable	52	379
Deferred revenue and deposits	18,003	16,306
Current portion of debt	2,350	2,350
Current portion of payable pursuant to tax receivable agreements	11,390	13,235
Total current liabilities	40,187	46,538
Debt, net of current portion	227,551	228,470
Payable pursuant to tax receivable agreements, net of current portion	85,574	85,574
Deferred tax liabilities, net	143	133
Other liabilities, net of current portion	15,741	15,729
Total liabilities	369,196	376,444
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,696,991 shares issued and outstanding as of June 30, 2017; 17,652,548 shares issued and outstanding as of December 31, 2016	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of June 30, 2017 and December 31, 2016	—	—
Additional paid-in capital	447,478	447,001
Retained earnings	22,828	16,808
Accumulated other comprehensive income (loss), net of tax	188	(28)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	470,496	463,783
Non-controlling interest	(400,532)	(403,074)
Total stockholders' equity	69,964	60,709
Total liabilities and stockholders' equity	$439,160	$437,153

TABLE 3

RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Cash Flow
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$25,708	$24,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,392	7,593
Bad debt expense	587	109
Loss on early extinguishment of debt	—	136
Equity-based compensation expense	1,293	1,311
Deferred income tax expense	2,701	2,529
Fair value adjustments to contingent consideration	(170)	—
Other, net	231	319
Changes in operating assets and liabilities	(8,801)	(9,741)
Net cash provided by operating activities	32,941	27,032
Cash flows from investing activities:
Purchases of property, equipment and software	(1,290)	(2,106)
Capitalization of trademark costs	(33)	(16)
Acquisitions, net of cash acquired of $0 and $131, respectively	—	(9,869)
Other investing activity, net	—	54
Net cash used in investing activities	(1,323)	(11,937)
Cash flows from financing activities:
Payments on debt	(1,175)	(13,734)
Distributions paid to non-controlling unitholders	(10,971)	(8,912)
Dividends and dividend equivalents paid to Class A common stockholders	(6,422)	(5,285)
Payments on capital lease obligations	(5)	(51)
Proceeds from exercise of stock options	—	101
Payment of payroll taxes related to net settled restricted stock units	(816)	(360)
Net cash used in financing activities	(19,389)	(28,241)
Effect of exchange rate changes on cash	479	508
Net increase (decrease) in cash and cash equivalents	12,708	(12,638)
Cash and cash equivalents, beginning of year	57,609	110,212
Cash and cash equivalents, end of period	$70,317	$97,574

TABLE 4

RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

		As of
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2016	2016	2016	2016	2015
Agent Count:
U.S.
Company-owned Regions (1)	47,252	46,708	46,240	39,790	39,493	38,469	37,250
Independent Regions (1)	15,997	15,733	15,490	22,451	22,142	21,848	22,668
U.S. Total	63,249	62,441	61,730	62,241	61,635	60,317	59,918
Canada
Company-owned Regions	6,893	6,786	6,713	6,728	6,701	6,580	6,553
Independent Regions	14,160	14,050	13,959	13,828	13,635	13,239	13,115
Canada Total	21,053	20,836	20,672	20,556	20,336	19,819	19,668
U.S. and Canada Total	84,302	83,277	82,402	82,797	81,971	80,136	79,586
Outside U.S. and Canada
Independent Regions	31,968	30,527	29,513	28,391	27,989	26,572	25,240
Outside U.S. and Canada Total	31,968	30,527	29,513	28,391	27,989	26,572	25,240
Total	116,270	113,804	111,915	111,188	109,960	106,708	104,826

(1)

As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., collectively ("RE/MAX Regional Services"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016.  As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents.  As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc. ("RE/MAX of New Jersey"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016.  As of the acquisition date, the New Jersey region had 3,008 agents.  As of each quarter end since June 30, 2016, U.S. Company-owned Regions include agents in the Alaska region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Alaska, Inc. ("RE/MAX of Alaska"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of Alaska, on April 1, 2016.  As of the acquisition date, the Alaska region had 245 agents.  In addition, as of each quarter end since March 31, 2016, U.S. Company-owned Regions include agents in the New York region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New York, Inc. ("RE/MAX of New York"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New York, on February 22, 2016.  As of the acquisition date, the New York region had 869 agents.

TABLE 5

RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(Amounts in thousands, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$15,637	$14,380	$25,708	$24,776
Depreciation and amortization	5,397	3,872	11,392	7,593
Interest expense	2,462	2,091	4,816	4,372
Interest income	(25)	(35)	(50)	(86)
Provision for income taxes	4,762	4,285	7,792	7,544
EBITDA	28,233	24,593	49,658	44,199
Gain on sale or disposition of assets and sublease (1)	(74)	(99)	(121)	(76)
Loss on early extinguishment of debt	—	—	—	136
Equity-based compensation expense	732	545	1,293	1,311
Public offering related expenses (2)	—	—	—	193
Acquisition related expenses (3)	274	246	832	530
Adjusted EBITDA (4)	$29,165	$25,285	$51,662	$46,293
Adjusted EBITDA Margin (4)	59.7%	58.3%	53.2%	53.6%

(1)	Represents gain on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)

Represents costs incurred for compliance services performed during the six months ended June 30, 2016 in connection with RIHI's redemption of 5,175,000 common units in RMCO during the fourth quarter of 2015 (the "Secondary Offering").

(3)

Acquisition-related expenses include fees incurred in connection with the Company's acquisition and integration of certain assets of Tails, Inc. ("Tails") in October 2013, the six independent regions that were acquired during 2016 (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio, collectively, the "2016 Acquired Regions") and Motto.  Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(4)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

TABLE 6

RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$15,637	$14,380	$25,708	$24,776
Amortization of acquired intangible assets	4,806	3,534	10,229	6,975
Provision for income taxes	4,762	4,285	7,792	7,544
Add-backs:
Gain on sale or disposition of assets and sublease (1)	(74)	(99)	(121)	(76)
Loss on early extinguishment of debt	—	—	—	136
Equity-based compensation expense	732	545	1,293	1,311
Public offering related expenses (2)	—	—	—	193
Acquisition related expenses (3)	274	246	832	530
Adjusted pre-tax net income	26,137	22,891	45,733	41,389
Less: Provision for income taxes at 38%	(9,932)	(8,699)	(17,379)	(15,728)
Adjusted net income (4)	$16,205	$14,192	$28,354	$25,661

Total basic pro forma shares outstanding	30,256,442	30,196,190	30,239,536	30,170,070
Total diluted pro forma shares outstanding	30,283,402	30,228,595	30,280,164	30,213,033

Adjusted net income basic earnings per share (4)	$0.54	$0.47	$0.94	$0.85
Adjusted net income diluted earnings per share (4)	$0.54	$0.47	$0.94	$0.85

(1)	Represents gain on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Represents costs incurred for compliance services performed during the six months ended June 30, 2016 in connection with the Secondary Offering.
(3)

Acquisition-related expenses include fees incurred in connection with the Company's acquisition and integration of certain assets of Tails, the 2016 Acquired Regions and Motto. Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(4)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

TABLE 7

RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,696,842	17,636,590	17,679,936	17,610,470
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,256,442	30,196,190	30,239,536	30,170,070

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,696,842	17,636,590	17,679,936	17,610,470
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of stock options (1)	—	4,360	—	10,047
Dilutive effect of unvested restricted stock units (1)	26,960	28,045	40,628	32,916
Total diluted pro forma weighted average shares outstanding	30,283,402	30,228,595	30,280,164	30,213,033

(1)	In accordance with the treasury stock method.

TABLE 8

RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Six Months Ended June 30,
	2017	2016

Cash flow from operations	$32,941	$27,032
Less: Purchases of property, equipment and software	(1,290)	(2,106)
Free cash flow (1)	31,651	24,926

Free cash flow	31,651	24,926
Less: Tax/Other non-dividend distributions to RIHI	(6,450)	(5,144)
Free cash flow after tax/non-dividend distributions to RIHI (1)	25,201	19,782

Free cash flow after tax/non-dividend distributions to RIHI	25,201	19,782
Less: Quarterly debt principal payments	(1,175)	(1,007)
Less: Annual excess cash flow (ECF) payment	—	(12,727)
Unencumbered cash generated (1)	$24,026	$6,048

Summary
Cash flow from operations	$32,941	$27,032
Free cash flow	$31,651	$24,926
Free cash flow after tax/non-dividend distributions to RIHI	$25,201	$19,782
Unencumbered cash generated	$24,026	$6,048

Adjusted EBITDA	$51,662	$46,293
Free cash flow as % of Adjusted EBITDA	61.3%	53.8%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	48.8%	42.7%
Unencumbered cash generated as % of Adjusted EBITDA	46.5%	13.1%

(1)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q), adjusted for the impact of the following items that are either non-cash or the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, professional fees and certain expenses incurred in connection with the Secondary Offering, acquisition-related expenses and equity-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. During the first quarter of 2017, the Company revised its definition of Adjusted EBITDA to better reflect the performance of the business and comply with SEC guidance. The Company now adjusts for equity-based compensation expense and no longer adjusts for straight-line rent expense and severance-related expenses. Adjusted EBITDA was revised in prior periods to reflect this change for consistency in presentation.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA margin guidance does not include certain charges and costs. The adjustments to EBITDA margin in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA margin in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA margin. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, loss on early debt extinguishment, public-offering related expenses, acquisition-related expenses and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures, both as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com, or Media Contact: Jason Lindaman, (303) 796-3546, jlindaman@remax.com